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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Trinity Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2006
     Notice is hereby given that the Annual Meeting of Stockholders of Trinity Industries, Inc. (the “Company”), a Delaware corporation, will be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 15, 2006, at 9:00 a.m., Central Daylight Saving Time, for the following purposes:
(1)	to elect eight directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	to approve ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006; and

(3)	to transact such other business as may properly come before the meeting or any adjournment thereof.
     Only stockholders of record at the close of business on March 31, 2006 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the stockholders will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, for a period of ten days prior to the meeting at the Company’s offices, 2525 Stemmons Freeway, Dallas, Texas 75207.
     You are requested to forward your proxy in order that you will be represented at the Annual Meeting, whether or not you expect to attend in person. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person, if they so desire.
     A Proxy Statement, proxy card and a copy of the Annual Report of the Company for the last fiscal year accompany this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors

MICHAEL G. FORTADO
Vice President and Corporate Secretary
April 14, 2006

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2006
     This Proxy Statement is being mailed on or about April 14, 2006 to the stockholders of Trinity Industries, Inc. (“Trinity” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas, on Monday, May 15, 2006, at 9:00 a.m., Central Daylight Saving Time (the “Annual Meeting”), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 2525 Stemmons Freeway, Dallas, Texas, 75207.
     Shares represented by the enclosed proxy, if properly executed and returned to the Company prior to the meeting, will be voted at the Annual Meeting and at any adjournment thereof in the manner specified, or if not specified, the proxy will be voted FOR the election of the eight nominees for Directors as listed below, and FOR the approval of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.
     The outstanding voting securities of the Company consist of shares of Common Stock, $1.00 par value per share. The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as of the close of business on March 31, 2006. At that date, there were outstanding and entitled to vote 52,596,638 shares of Common Stock.
     The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.
     The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors. The election of directors requires a plurality of the votes cast at the meeting. The ratification of the independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. However, an abstention with respect to the election of the Company’s directors will not be counted either in favor of or against the election of the nominees. In the case of the other proposal which is being submitted for stockholder approval, an abstention will effectively count as a vote cast against such proposal. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as shares not entitled to vote with respect to that matter. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
ITEM 1 — ELECTION OF DIRECTORS
NOMINEES
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
ITEM 2 — RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006
ADDITIONAL INFORMATION
OTHER BUSINESS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table provides certain information as of March 15, 2006, except as otherwise noted, as to the beneficial ownership of the Common Stock of the Company for (a) each director and nominee, (b) each executive officer named in the Summary Compensation Table below, (c) the directors and executive officers of the Company as a group and (d) based on SEC filings reflecting beneficial ownership as of December 31, 2005, any person known to the Company to beneficially own more than 5% of the Common Stock.

	Restricted	Number of Shares		Percent of
Name	Stock Units(1)	Beneficially Owned(2)		Class
Directors:
Rhys J. Best		6,000		*
David W. Biegler		43,600		*
Ronald J. Gafford		19,500		*
Barry J. Galt		47,000		*
Clifford J. Grum		54,410	(3)	*
Ronald W. Haddock		11,645		*
Jess T. Hay		46,384		*
Diana S. Natalicio		54,910		*

Named Executive Officers:
Timothy R. Wallace	17,648	816,488	(4)	1.6%
William A. McWhirter	2,000	89,435		*
Mark W. Stiles	4,000	144,088		*
D. Stephen Menzies	2,400	92,441		*
Martin Graham	1,400	48,912		*

All Directors and Executive Officers as a Group:	31,368	1,684,893		3.2%

Over 5% Owners:
Dimensional Fund Advisors Inc.		2,947,850	(5)	5.6%
FMR Corp.		4,009,500	(6)	7.6%
First Pacific Advisors, Inc.		5,070,000	(7)	9.6%
Jeffrey L. Gendell		3,522,400	(8)	6.7%
Lord, Abbett & Co. LLC		5,037,641	(9)	9.6%

*	Less than one percent (1%)

(1)	Company executives holding restricted stock units have no power to invest or vote shares of common stock and are not included in the number of shares beneficially owned. The restricted stock units are convertible into common stock and are subject to the same market risk as common stock.

(2)	Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for (i) shares that officers and directors have the right to acquire through the exercise of stock options or through stock units held by non-employee directors as of March 15, 2006, or within sixty days thereafter as follows: Best (3,500); Biegler (42,000); Gafford (19,500); Galt (42,000); Graham (3,560); Grum (51,410); Haddock (3,500); Hay (42,000); McWhirter (9,400); Menzies (5,990); Natalicio (51,410); Stiles (29,110); Wallace (138,795) and all directors and executive officers as a group (502,946). Includes shares indirectly held through the Company’s 401(k) Plan as follows: McWhirter (391), Wallace (1,170) and all executive officers as a group (2,331) shares.

(3)	Includes 3,000 shares owned by Deerfield Corporation of which Mr. Grum is an owner.

(4)	Includes 129,522 shares held indirectly by limited partnerships which Mr. Wallace controls.

(5)	Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, reported to the SEC on Schedule 13G dated February 1, 2006, sole voting power and sole dispositive power over 2,947,850 shares at December 31, 2005.

(6)	FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, reported to the SEC on Schedule 13G dated February 14, 2006, that FMR Corp. and certain affiliates had sole voting power over 420,300 shares and sole dispositive power over all 4,009,500 shares at December 31, 2005.

(7)	First Pacific Advisors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, reported to the SEC on Schedule 13G dated February 9, 2006, shared voting power over 2,273,000 shares and shared dispositive power over all 5,070,000 shares at December 31, 2005.

(8)	Jeffery L. Gendell, individually, and as managing member of Tontine Management, L.L.C., general partner of Tontine Partners, L.P., and as managing member of Tontine Overseas Associates, L.L.C., each with a principal business address of 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut, 06830 reported to the SEC on Schedule 13G dated February 10, 2006 that at December 31, 2005 Mr. Gendell had shared voting power and shared dispositive power over all 3,522,400 shares and that Tontine Partners, L.P. had shared voting power and shared dispositive power over all 3,522,400 shares, Tontine Management, L.L.C. had shared voting power over 2,545,840 shares and Tontine Overseas Associates, L.L.C. had shared voting power and shared dispositive power over 976,560 shares.

(9)	Lord, Abbett & Co. LLC, 90 Hudson Street, Jersey City, NJ 07302, reported to the SEC on Schedule 13G dated February 1, 2006 sole voting power and sole dispositive power over 5,037,641 shares at December 31, 2005.
     The Company has adopted a stock ownership policy for directors and officers that is designed to align the financial interest of directors and officers with those of the Company’s stockholders.
CORPORATE GOVERNANCE
     The business affairs of Trinity are managed under the direction of the Board of Directors in accordance with the General Corporation Law of the State of Delaware and the Company’s Articles of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring the senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies and plans; evaluating the performance of the chief executive officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct and maintenance of financial and accounting controls. The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2005. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer, the principal accounting officer and the Board of Directors. The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics on the Company’s website to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer or a director. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the heading “Investor Relations/Governance” or in print upon written request to the Corporate Secretary.
     The directors hold regular and special meetings, and spend such time on the affairs of the Company as their duties require. During 2005, the Board of Directors held eight meetings. The Board also meets regularly in non-management executive sessions and has selected Mr. Clifford J. Grum as Presiding Director for the non-management executive sessions. In 2005, all directors of the Company attended at least seventy-five percent of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each of our directors is expected to attend the Annual Meeting. Seven of our eight directors were in attendance at the 2005 Annual Meeting.
Independence of Directors
     Pursuant to the New York Stock Exchange listing standards, the Board of Directors has adopted a formal set of Categorical Standards of Director Independence which are attached as Appendix A to assist in making its determination with respect to director independence. The Categorical Standards set forth commercial and charitable relationships that will not be considered to be material relationships that would impair a director’s independence. The Board undertook its annual review of director independence and considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. In making its determination the Board applied the Categorical Standards. As a result of its review, the Board affirmatively determined that the following directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Categorical Standards: Rhys J. Best, David W. Biegler, Ronal J. Gafford, Clifford J. Grum, Ronald W. Haddock, Jess T. Hay and Diana Natalicio; and that Timothy R. Wallace is not independent because of his employment as Chairman, President and Chief Executive Officer of the Company.
Board Committees
     The standing committees of the Board of Directors are the Audit Committee, Human Resources Committee, Corporate Governance and Directors Nominating Committee, and Finance and Risk Management Committee. Each of the Committees is governed by a charter, a current copy of which is available on our website at www.trin.net under the headings “Investor Relations/Governance.” A copy of each charter is also available in print to stockholders upon request addressed to the Corporate Secretary. Director membership of the committees is identified below:

Corporate
			Governance &	Finance
			Directors	& Risk
	Audit	Human Resources	Nominating	Management
Director	Committee	Committee	Committee	Committee
Rhys J. Best				*

David W. Biegler	*		**	*

Ronald J. Gafford		**	*

Barry J. Galt	*		*

Clifford J. Grum	**		*	*

Ronald W. Haddock	*	*

Jess T. Hay		*	*	**

Diana S. Natalicio		*

*	Member

**	Chair
Audit Committee
     The Audit Committee’s function is to oversee the integrity of the Company’s financial statements and related disclosures; the qualifications, independence and performance of the Company’s independent auditing firm; the performance of the Company’s internal audit function; the Company’s internal accounting and disclosure control systems; and the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics. In carrying out its function, the Audit Committee reviews with management, the chief audit executive, and the independent auditors the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures, reviews with management compliance with corporate policies, compliance programs, internal controls, corporate aircraft usage, summaries of officer travel and entertainment reports, and such other matters as the Audit Committee deems appropriate. The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company and approves audit fees. The Audit Committee met seven times during 2005. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the New York Stock Exchange. The Board has determined that Mr. Clifford J. Grum, Chair of the Committee,

Mr. David W. Biegler, Mr. Barry J. Galt and Mr. Ronald W. Haddock are each qualified as an audit committee financial expert within the meaning of SEC regulations.
Human Resources Committee
     The Human Resources Committee assists the Board in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the Company’s Chief Executive Officer and other senior executives; administers and makes or recommends awards under the Company’s incentive compensation and equity based plans; and reviews plans for management succession. The Committee annually evaluates the Chief Executive Officer’s leadership and performance. The Human Resources Committee met six times during 2005. Each of the members of the Committee is an independent director under the New York Stock Exchange listing standards.
Finance and Risk Management Committee
     The duties of the Finance and Risk Management Committee generally are to periodically review the financial status of the Company, review the Company’s compliance with certain debt instruments that may exist, make recommendations to the Board regarding financings and authorize financings within limits prescribed by the Board; review and assess risk exposure related to the Company’s operations; monitor the funds for the Company’s benefit plans; and review significant acquisitions and dispositions of businesses or assets and authorize such transactions within limits prescribed by the Board. Each of the members of the Finance and Risk Management Committee is an independent director under the New York Stock Exchange listing standards. The Committee met four times during 2005.
Corporate Governance and Directors Nominating Committee
     The functions of the Corporate Governance and Directors Nominating Committee are to identify and recommend to the board individuals qualified to be nominated for election to the Board; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; periodically review director compensation and benefits; and oversee the annual self-evaluation of the performance of the Board. Each of the members of the Corporate Governance and Directors Nominating Committee is an independent director under the New York Stock Exchange listing standards. The Corporate Governance and Directors Nominating Committee met four times during 2005.
Stockholder Nominations of Director Candidates
     The Corporate Governance and Directors Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Corporate Governance and Directors Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Corporate Governance and Directors Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:
•	The name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and

•	The name, age, business and residence address of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Corporate Governance and Directors Nominating Committee, nominated by the Board and elected by the stockholders.
     The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2525 Stemmons Freeway, Dallas, Texas 75207 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.

     The Corporate Governance and Directors Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy making level in business, government or education, possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and a willingness to exercise independent judgment, and have an impeccable reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Directors Nominating Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.
     The Corporate Governance and Directors Nominating Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendation of persons meeting the criteria described above who might be available to serve on the Board. The Corporate Governance and Directors Nominating Committee also may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.
     Once a person has been identified by the Corporate Governance and Directors Nominating Committee as a potential candidate, the Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Committee determines that additional consideration is warranted, the Committee will review such information and conduct interviews as it deems necessary in order to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Corporate Governance and Directors Nominating Committee also seeks for the Board to be balanced as to its diversity, experience, skills and expertise. The Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.
Stockholder Communications with Directors
     The Board has established a process to receive communications from stockholders by mail. Stockholders may contact any member of the Board, including the Presiding Director, Clifford J. Grum, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2525 Stemmons Freeway, Dallas, Texas 75207.
     All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

ITEM 1 – ELECTION OF DIRECTORS
     At the Annual Meeting, eight directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company’s proxy to vote for the election of each of the eight nominees listed below, unless authority is withheld. Each of the nominees currently serves as a director of the Company. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors. Mr. Barry J. Galt is retiring from the Board at the Annual Meeting after eighteen years of service on the Board.
     The following biographical information sets forth the name, age, principal occupation or employment during the past five years, Board committee membership, certain other directorships held by each nominee for director, and the period during which he or she has served as a director of the Company.
     The Board of Directors recommends you vote FOR the election of each of the eight nominees to the Board of Directors set forth below.
NOMINEES
TIMOTHY R. WALLACE (52)
Director since 1992. Mr. Wallace is Chairman, President and Chief Executive Officer of the Company. Mr. Wallace is a director of MoneyGram International, Inc. which is a payment services and money transfer business.
RHYS J. BEST (59)
Director since 2005. Member of the Finance and Risk Management Committee. Mr. Best began serving during 1999 as Chairman, President and CEO and is a director of Lone Star Technologies, Inc., a company engaged in oil field products, tubing products for heat-recovery applications, thermal heating services and couplings supplier. He is also a director of Crosstex Energy, L.P.
DAVID W. BIEGLER (59)
Director since 1992. Chairman of the Corporate Governance and Directors Nominating Committee, and a member of the Audit Committee and the Finance and Risk Management Committee. Mr. Biegler began serving during 2003 as Chairman of Estrella Energy L.P., a company engaged in natural gas transportation and processing. He retired as Vice Chairman of TXU Corporation at the end of 2001, having served TXU Corporation as President and Chief Operating Officer from 1997 until 2001. He previously served as Chairman, President and CEO of ENSERCH Corporation from 1993 to 1997. Mr. Biegler is also a director of Dynegy Inc., a company engaged in power generation.
RONALD J. GAFFORD (56)
Director since 1999. Chairman of the Human Resources Committee and a member of the Corporate Governance and Directors Nominating Committee. Mr. Gafford is President and Chief Executive Officer of Austin Industries, Inc., a civil, commercial and industrial construction company.
CLIFFORD J. GRUM (71)
Director since 1995. Presiding Director and Chairman of the Audit Committee and a member of the Finance and Risk Management Committee and the Corporate Governance and Directors Nominating Committee. Mr. Grum is the retired Chairman and Chief Executive Officer of Temple-Inland Inc., a holding company with interests in corrugated containers, building products, timber and timberlands, and financial services. He is also a director of Tupperware Corporation, a multinational consumer products company.

     RONALD W. HADDOCK (65)
Director since 2005. Member of the Audit Committee and the Human Resources Committee. Mr. Haddock has been Executive Chairman, CEO and Director of Prisma Energy International, a power generation, distribution and a natural gas distribution company since August 1, 2003. He was President and CEO of FINA, Inc. from January, 1989 until his retirement on July 31, 2000. He is a director of Alon Energy USA, Safety-Kleen, Inc., and Adea Solutions, Inc.
JESS T. HAY (75)
Director since 1965. Chairman of the Finance and Risk Management Committee and a member of the Human Resources Committee and the Corporate Governance and Directors Nominating Committee. Mr. Hay is Chairman of HCB Enterprises, Inc., a private investment firm. He is also Chairman of the Texas Foundation for Higher Education. Mr. Hay is the retired Chairman and Chief Executive Officer of Lomas Financial Corporation, a diversified financial services company formerly engaged principally in mortgage banking, retail banking, commercial leasing, and real estate lending, and of Lomas Mortgage USA, a mortgage banking institution. Mr. Hay is a director of Viad Corp. which is a convention and event services, exhibit design and construction, and travel and recreational services company, and a director of MoneyGram International, Inc. which is a payment services and money transfer business.
DIANA S. NATALICIO (66)
Director since 1996. Member of the Human Resources Committee. President of the University of Texas at El Paso. Dr. Natalicio was appointed by President George H.W. Bush to the Commission on Educational Excellence for Hispanic Americans and by President Clinton to the National Science Board and to the President’s Committee on the Arts and Humanities.
COMPENSATION OF DIRECTORS
     Directors are compensated at the rate of $1,500 for each board and committee meeting attended plus reimbursement for reasonable out-of-pocket expenses. In addition, each director who is not a compensated officer or employee of the Company or its subsidiaries receives a fee of $40,000 per year for serving as a director. The Chairman of the Audit Committee receives an additional $10,000 per year and the Chairman of each of the other committees receives an additional $5,000 per year. The Presiding Director is paid an additional annual retainer of $5,000 per year. Beginning January 1, 2006, directors who are also employees of the Company no longer receive meeting fees.
     Directors may elect, pursuant to a 2005 Deferred Plan for Director Fees, to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at an interest rate equivalent (LIBOR plus 6 points in 2005 and 8 3/4% in 2006) or, at the director’s prior election, in units of the Company’s Common Stock at the closing price on the New York Stock Exchange on the first trading day of the quarter following the date that a payment is credited to the director’s account. Such stock units are credited with amounts equivalent to dividends paid on the Company’s Common Stock. Upon ceasing to serve as a director, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director’s prior election. In December of 2005, the Deferred Plan for Director Fees in effect for deferrals prior to December 31, 2004 was amended pursuant to provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and guidance issued thereunder, to provide participating directors with a one time opportunity to elect to terminate their participation in the plan and receive a distribution of their interest in the plan. A similar provision is contained in the 2005 Deferred Plan for Director Fees. Pursuant to their election, Messers. Biegler, Duchossois, Gafford, Galt, Grum, and Wallace received a distribution in 2005 of amounts previously accrued.
      Each director who is not also an executive officer of the Company was granted during 2005 an option to purchase 2,500 shares of the Company’s Common Stock at the fair market value of the Company’s Common Stock on the date of grant and 1,000 restricted stock units, with dividend equivalents, that are convertible into 1,000 shares of common stock upon termination from the Board.

     In 2005, the Board of Directors made amendments to the Directors Retirement Plan (the “DRP”) that was designed to discontinue the DRP. Before the addition of the two new directors in 2005, the DRP was amended to exclude new directors and in December it was amended to terminate the interest of each fully vested non-employee director as of December 15, 2005 and to make provision to terminate the interest of the remaining directors who were not fully vested. The basic benefit of the DRP before it was amended was a monthly payment for ten years upon retirement, disability or death equal to a percentage of the annual retainer in effect at termination of Board service. The percentage was based upon the number of years of service, fifty percent after year five and increased ten percent for each year up to one hundred percent after ten years. A lump-sum payment was made to the fully vested directors calculated using the current annual retainer of $40,000 per year increased by four percent for each year remaining between December 15, 2005 and May 15 of the year following the director’s 72nd birthday and the ten years of payments as provided in the DRP were then discounted using a present value factor of five percent. The following payments were made: Mr. Biegler $272,739; Mr. Galt $308,869; Mr. Grum $305,928 and Mr. Hay $308,869. There are two remaining participating directors who were not fully vested on December 15, 2005. The remaining directors will receive a payout of benefits to the extent vested on the earlier of retirement, death, a change of control as defined by Section 409A of the Code or after ten years of service on the Board with payment calculated on the same basis as used for termination of the fully vested directors’ interest in the DRP, except that the date for calculation of the present value factor will be the date benefits are payable and not December 15, 2005.

EXECUTIVE COMPENSATION
     The following table sets forth information for the fiscal years ended December 31, 2005, December 31, 2004, and December 31, 2003 with regard to the compensation for their services to the Company and its subsidiaries in all capacities of the Chief Executive Officers and each of the other four most highly compensated executive officers serving the Company at the close of the Company’s most recently completed fiscal year (the “named executive officers”).
Summary Compensation Table

		Annual Compensation			Long Term Compensation
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and				Compensation	Awards	Options	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2) (3)	(#)	($)(4)
Timothy R. Wallace	2005	$900,000	$2,129,400	$90,585	$1,281,075	29,500	$435,286
Chairman, President &	2004	900,000	526,500	85,309	2,996,240	68,500	227,762
Chief Executive Officer	2003	900,000	800,000	53,750	2,068,860	183,900	266,939

William A. McWhirter	2005	$335,000	$524,845	$25,125	$519,173	12,000	$98,388
Vice President and	2004	320,000	269,662	24,000	608,625	15,000	17,813
Chief Financial Officer	2003	280,000	249,760	14,000	463,600	18,000	19,037

Mark W. Stiles	2005	$470,000	$736,349	$35,250	$728,190	16,850	$174,727
Senior Vice President	2004	450,000	379,212	33,750	923,550	18,700	110,848
and Group President	2003	390,000	371,084	19,500	582,600	34,000	111,250

D. Stephen Menzies	2005	$400,000	$626,680	$30,000	$620,310	14,350	$113,870
President, Trinity	2004	375,000	400,013	28,125	711,607	15,600	81,676
Industries Leasing Company	2003	300,000	357,210	15,000	376,300	27,500	62,020

Martin Graham	2005	$370,000	$577,706	$27,750	$337,125	7,800	$123,822
President, Trinity	2004	360,000	165,125	27,000	432,150	10,000	71,312
Freightcar	2003	350,015	299,613	17,500	190,400	23,400	83,485

(1)	Other annual compensation for 2005 is for director fees for Mr. Wallace of $10,950, a perquisite allowance of $67,500 under the Executive Perquisite Program that is described in the report of the Human Resources Committee on Executive Compensation and $12,135 for personal use of company aircraft. The Board of Directors has required Mr. Wallace to use company aircraft for all travel whenever practicable for security reasons. The incremental cost to the Company of personal use of company aircraft is calculated based on the variable operating cost to the Company, including fuel costs, airport landing fees and onboard catering. Fixed costs which do not change based on usage such as pilot salaries, depreciation, and the cost of maintenance not related to trips, are excluded. The Audit Committee reviews quarterly all use of the Company’s aircraft. Other annual compensation for Messrs. McWhirter, Stiles, Menzies and Graham is for a perquisite allowance under the Executive Perquisite Program.

(2)	Amounts shown for each year are the value of the grants of restricted stock made to each executive officer based on the closing price of the Common Stock on the date of grant.

(3)	Messrs. Wallace, McWhirter, Stiles, Menzies and Graham had restricted shares and restricted stock units totaling 349,868; 64,050; 97,800; 68,100 and 40,100 shares or units, respectively, as of December 31, 2005 with a market value of $15,418,682; $2,822,684; $4,310,046; $3,001,167 and $1,767,207, respectively, based on a $44.07 per share market price of the Company’s Common Stock on that date. Dividends are paid on the restricted shares and dividend equivalents are paid on the restricted stock units at the same rate as paid on the Company’s Common Stock. The restrictions on the restricted stock will be lifted at times that vary between awards ranging from three years to the recipient’s retirement or earlier, upon death, disability, and change in control of the Company or with the consent of the Human Resources Committee. If the employment of the recipient is terminated without the consent of the Human Resources Committee for any reason before the restrictions have lapsed, then the restricted shares will be forfeited. The grant of the restricted stock units provided for vesting sixty percent after three years from the date of grant and an additional twenty percent on each of the two succeeding anniversaries thereof. The restricted stock units are paid out on the basis of one share of common stock for each unit. Vesting of the restricted stock units will be accelerated in the event of death, disability, and change of control or with the consent of the Human Resources Committee. If employment with the Company is terminated without the consent of the Human Resources Committee before the restricted stock units are vested, the units will be forfeited.

(4)	All other compensation for the year ended December 31, 2005 is composed of (i) the Company’s matching amounts under the Company’s Supplemental Profit Sharing Plan and Section 401(k) Plan (described below under “Retirement Plans”) for Messrs. Wallace $35,913, McWhirter $12,403, Stiles $8,453 and Graham $13,344 (ii) Annual Retirement Contribution to the 401(k) Plan for Mr. Graham of $6,300 (iii) an amount equal to ten percent of the salaries and incentive bonuses set aside pursuant to the 2005 Deferred Compensation Plan and Agreement for Messrs. Wallace $302,940, McWhirter $85,985, Stiles $120,635, Menzies $102,668 and Graham $94,771 and (iv) above market interest accrued on the long-term deferred compensation plans for Messrs. Wallace $96,433, Stiles $45,639, Menzies $11,202 and Graham $9,407.
Option Grants In Last Fiscal Year

					Potential Realizable Value
					at Assumed Annual
					Rates of Stock Price
Individual Grants					Appreciation for Option Term ($)
	Number of
	Securities
	Underlying	Percent
	Options	of Total	Exercise
	Granted	Options	or Base Price
Name	(#)(1) (2)	Granted	($/Sh)	Expiration Date	5% ($)	10% ($)

Timothy R. Wallace	29,500	15.8%	26.91	05/09/15	499,241	1,265,183

William A. McWhirter	12,000	6.4%	26.91	05/09/15	203,081	514,651

Mark W. Stiles	16,850	9.0%	26.91	05/09/15	285,160	722,655

D. Stephen Menzies	14,350	7.7%	26.91	05/09/15	242,851	615,436

Martin Graham	7,800	4.2%	26.91	05/09/15	132,003	334,523

(1)	The Company has not granted any stock appreciation rights.

(2)	Annual grants of stock options in Trinity common stock at the market price on the date of grant which vest 20% each year.

Aggregated Option Exercises in Last Year
and Year End Values
Trinity Stock Options

			Number of Securities
			Underlying		Value of Unexercised
	Shares	Value	Unexercised Options		In-the-Money Options
	Acquired on	Realized	at Year End (#)		at Year End ($)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy R. Wallace	306,177	6,213,552	471,710	194,640	7,572,848	4,351,292

William A. McWhirter	21,265	315,350	4,000	34,800	14,273	686,196

Mark W. Stiles	162,753	2,411,215	22,000	52,210	57,210	1,075,647

D. Stephen Menzies	49,120	1,073,843	—	43,330	—	888,338

Martin Graham	25,010	395,665	—	29,840	—	639,191
Retirement Plans
     The Trinity Industries, Inc. Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan. Funds are contributed periodically to a trust that invests the Company’s contributions and earnings thereon in order to pay the benefits to the participating employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant’s highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. The plan also provides for the payment of certain disability and death benefits. Covered compensation includes salary and bonus as shown in the Summary Compensation Table. Other elements of compensation in the Summary Compensation Table are not included in covered compensation. All of the named executive officers except Mr. Graham participate in the Trinity Standard Pension Plan.
     The Company has also adopted a Supplemental Retirement Plan that permits the payment of supplemental benefits to certain employees who have been determined by the Supplemental Retirement Plan Committee to be participants and whose annual benefits under the foregoing retirement plan would exceed those permitted by the Code. The Supplemental Retirement Plan provides that if at any time the amount of the annual retirement benefit which would otherwise be payable under the Company’s pension plan is or becomes limited by reason of compliance with the Code, such person shall be entitled to receive a supplemental pension benefit equal to the difference between the benefit that such person receives under the Company’s pension plan and the benefit that such person would have received if such limitation had not been in effect. The benefits are payable from the general assets of the Company.
     The following table reflects the estimated annual benefits, computed on the basis of a monthly benefit payable for ten years certain and life thereafter, payable in the aggregate under the Standard Pension Plan and the Supplemental Retirement Plan to a fully vested participant of the Company upon retirement at age 65 after 10, 20, 30 and 40 credited years of service at the annual remuneration levels set forth in the table and without regard to any limitations on the amount of benefits by the Code. The annual compensation limit under the Code in 2005 was $210,000 which will limit the benefit payable to Messrs. McWhirter, Stiles and Menzies. Mr. Wallace is the only named executive officer who is a participant in the Supplemental Retirement Plan.

Pension Plan Table

Years of Service
Compensation	10	20	30	40
$200,000	$19,760	$39,520	$59,280	$79,040
400,000	39,760	79,520	119,280	159,040
600,000	59,760	119,520	179,280	239,040
800,000	79,760	159,520	239,280	319,040
1,000,000	99,760	199,520	299,280	399,040
1,200,000	119,760	239,520	359,280	479,040
1,400,000	139,760	279,520	419,280	559,040
1,600,000	159,760	319,520	479,280	639,040
1,800,000	179,760	359,520	539,280	719,040
2,000,000	199,760	399,520	599,280	799,040
3,000,000	299,760	599,520	899,280	1,199,040
3,600,000	359,760	719,520	1,079,280	1,439,040
     The annual benefits shown are not subject to any deduction for Social Security benefits or other offset amounts. At December 31, 2005, Mr. Timothy R. Wallace had 30 credited years of service under the plans under which he is covered; Messrs. McWhirter, Stiles and Menzies have 20 years, 14 years and 4 years, respectively.
     The Company maintains a 401(k) plan that permits employees to elect to set aside up to fourteen percent of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match from twenty-five to fifty percent of up to six percent of the employee’s compensation set aside for this purpose. Beginning January 1, 2005 new employees will not participate in the Trinity Industries Standard Pension Plan. New employees after January 1, 2005 and employees as of December 31, 2004 who chose to do so participate in an enhancement to the 401(k) plan. The Company contributes up to an additional three percent (3%) of the employee’s base pay depending upon years of service to the account of employees participating in the enhanced portion of the 401(k) plan as an Annual Retirement Contribution. Mr. Graham is the only named executive officer participating in the enhanced portion of the 401(k) plan.
     The Company also maintains a Supplemental Profit Sharing Plan (“Supplemental Plan”) for certain of its “highly compensated employees”, as defined in the Code. The highly compensated employees are not limited as to the percentage of their compensation which may be contributed to the Supplemental Plan. The first six percent of a Participant’s base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from twenty-five percent to fifty percent by the Company based on years of service. The Company’s match vests 20% for each year of service up to 100% after five years. For plan years between January 1, 2000 and January 1, 2004, an additional seventeen and one-half percent match was made on up to twenty-five percent of a Participant’s base salary and bonus if the deferrals were directed into stock units and all matches during such period were in stock units. Stock units are paid out in Common Stock. In December 2005, the Supplemental Plan was amended pursuant to Section 409A of the Code and guidance issued thereunder to permit participants to make a one time election to receive a distribution of all amounts earned and vested prior to December 31, 2004. Pursuant to their election, a distribution of amounts previously accrued was made in 2005 to Messrs. Wallace, McWhirter, Stiles and Graham.

Deferred Compensation Plan and Agreement
     Each named executive officer participates in a 2005 Deferred Compensation Plan and Agreement which is an unfunded long-term plan whereby an amount equal to ten percent of salary and incentive bonus is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the Human Resources Committee (LIBOR plus 6 points for 2005 and 8 3/4% for 2006). The account is payable to the participant in a lump sum or annual installments from one to twenty years. Payments commence one year after termination and are subject to compliance with non-compete provisions for one year after termination and the participant must be available for consultation for one year after termination. Pursuant to Section 409A of the Code and guidance issued thereunder, the comparable plan and agreement in effect through December 31, 2004 was terminated and accrued amounts paid out in 2005 to Messrs. Wallace, Stiles, Menzies and Graham.
Change in Control Agreements
     Each named executive officer has executed a change in control agreement with the Company that provides certain benefits in the event his or her employment is terminated subsequent to a change in control of the Company (as defined in the agreements). The agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The agreements provide that if there is a change in control of the Company and if the Company terminates the executive’s employment other than as a result of the executive’s death, disability or retirement, or for cause (as defined in the agreements), or if the executive terminates his or her employment for good reason (as defined in the agreements), then the Company will pay to such executive a lump sum equal to three times the amount of the executive’s base salary and the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the change in control occurs.
     The severance benefits provided by the agreements also include certain fringe benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for thirty-six months after the executive’s termination, a supplemental benefit based on the Company’s retirement plan, and the right to surrender unexercised stock options and receive cash for the net realizable value of the options based on the highest price of the Common Stock within 180 days prior to the date of termination.
     The agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax had been imposed.
Report of the Human Resources Committee on Executive Compensation
     The Company’s executive compensation program is overseen by the Human Resources Committee (“the Committee”) of the Board of Directors. The Committee, which is composed entirely of independent directors, is responsible for establishing the policies that govern the compensation of the executives of the Company and its subsidiaries. The Committee retains independent consultants to advise on matters related to executive compensation. Three members of the Committee, Ronald J. Gafford, Jess T. Hay, and Diana S. Natalicio, serve on a subcommittee designated as the Plan Committee, which has been authorized to make awards under the Company’s stock option and incentive plan.
     It is the Committee’s policy to provide a competitive and comprehensive compensation program to attract, motivate, reward and retain the key executives needed to enhance the profitability of the Company and to create value for its stockholders. The Committee believes that the Company’s executive compensation should consist of competitive base salaries and incentive compensation programs that reward both short and long-term performance. The key components of the Company’s short-term executive compensation program in the last fiscal year were base salary and incentive compensation. The long-term program consisted of restricted stock awards, stock options, and in some cases deferred compensation.

     The Committee reviews each component of the total compensation of the Chief Executive Officer and the other named executive officers, including contingent amounts payable on a change in control and, in the case of the Chief Executive Officer, amounts payable from a supplemental pension plan, to ensure that total compensation is competitive, directly linked to performance and aligned with the interest of stockholders. The Committee determines each executive’s compensation based upon past and expected future performance towards specific financial, strategic and operating objectives, the executive’s responsibilities within the Company, and the executive’s value to the Company. The Committee employs outside independent consultants to assist it in assessing and determining appropriate compensation for the Company’s executives.
Base Salary
     The Committee annually reviews the performance of the twenty-five highest paid executives of the Company and its subsidiaries. The Committee establishes executive base salary based upon past and expected future performance and the executive’s responsibilities. In fixing base salaries, the Committee also considers salaries of senior executives of other comparable companies as reflected in a survey provided by an independent outside consultant. The base salaries for the last three fiscal years for the named executive officers can be found in the “Summary Compensation Table.”
Annual Incentive Compensation
     Annual incentive bonuses for the Company’s named executive officers are tied to certain operational objectives and financial goals set each year by the Committee at the beginning of the year. Specific targets are tied to short-term goals applicable to the executive’s job assignment. The 2005 financial goals were targets for return on capital employed and either corporate earnings per share or business group operating profits. The operational objectives for 2005 included various qualitative and quantitative measures intended to improve the longer-term capabilities of the Company. Based on the Committee’s assessment of 2005 performance, each of the named executive officers earned an annual incentive bonus for 2005 as set forth in the “Summary Compensation Table.”
Restricted Stock Grants, Stock Options, and Deferred Compensation
     Long-term incentive awards provided by the stockholder-approved stock option and incentive plans are designed to develop and retain strong management through stock ownership and stock options. Stock ownership guidelines have been adopted which require the Chief Executive Officer to maintain ownership of Company stock valued at five times base salary and the other named executive officers at three times base salary. The Committee is implementing a long-term incentive program that will incorporate performance measures in the determination of a substantial portion of the awards of restricted stock.
     The Committee considers the award of restricted stock to executive officers to be an important incentive for long-term performance. An executive who is awarded restricted stock will be entitled to vote such shares and to receive dividend equivalents on such shares during the restricted period. Vesting will be accelerated upon death, disability or retirement, or after three years upon the consent of the Committee. During 2005, the named executive officers were awarded restricted stock as a long-term incentive that vest one-third after the fourth, sixth and eighth year after grant, including awards to Messrs. McWhirter, Stiles, Menzies and Graham of 19,250, 27,000, 23,000, and 12,500 shares, respectively. The restricted stock awards were based on a performance factor. In addition, Mr. Stiles and Mr. McWhirter were granted a special award of 3,300 shares and 2,900 shares respectively, based upon 2004 performance that vest upon their retirement.
     During 2005, executive officers, business group presidents and key employees were granted options to purchase a total of 186,550 shares. The Committee believes that a significant portion of senior executives’ compensation should be dependent on value created for stockholders. Options are an excellent vehicle to accomplish this by tying the executives’ interests directly to the stockholders’ interests. Options are granted at the fair market value of the Company’s Common Stock on the date of grant. The options granted in 2005 vest in annual increments over five years provided the optionee is still employed on the vesting date.
     The number of options and shares of restricted stock executive officers are granted is based on individual performance and level of responsibility. The number of options or shares of restricted stock currently held by an executive is not a factor in determining individual grants.

     To encourage the retention of certain key and strategically important executives focused on continuous improvement and growth of the Company, the Company has established a Deferred Compensation Plan for Messrs. Wallace, McWhirter, Stiles, Menzies and Graham. Under the Deferred Compensation Plan, an amount equal to ten percent (10%) of each participant’s annual base salary and annual incentive compensation is accrued to a deferred account on the books of the Company. All such deferrals bore interest during 2005 at LIBOR plus 6 points. The interest payments were changed to 8 3/4% effective January 1, 2006.
Executive Perquisite Allowance
     The Company has an Executive Perquisite Program that in 2005 provided to certain executives an allowance of 7 1/2% of base pay in lieu of providing company furnished vehicles, club memberships and similar perquisites. The perquisite allowance is to be used at the discretion of the executive for perquisite type expenses. It is intended that the perquisite allowance will eliminate charges to the Company of personal benefits for the executives that are not provided to Company employees generally other than occasional de minimis items such as the use of Company tickets to entertainment events. The perquisite allowance increased to 10% of base pay, effective January 1, 2006. The perquisite allowance is not intended to cover personal use of the Company’s aircraft.
Chief Executive Officer Compensation
     Compensation of the Chief Executive Officer is determined by the non-management members of the Board of Directors after recommendation by the Committee. The Chief Executive Officer’s base salary, incentive compensation, stock option grants and restricted stock awards are set within the philosophy and policies enunciated above for all other executives of the Company. In recommending the compensation of the Chief Executive Officer, the Committee reviews the performance of the Company, considers the positioning of the Company for future years, assesses his past and ongoing personal performance in the position of Chief Executive Officer, and considers the report of a nationally recognized consulting firm employed to survey the compensation of chief executive officers of other companies, with particular emphasis on companies comparable to the Company. The Chief Executive Officer’s base salary was not changed for 2005. Effective January 1, 2006, the Chief Executive Officer’s base salary was increased from $900,000 to $950,000.
     In determining the Chief Executive Officer’s annual incentive, the Committee measured Mr. Wallace’s performance against previously established financial goals and operational objectives intended to improve the capabilities of the Company and awarded him $2,129,400.
     Based on performance in 2004 and market data using comparator companies compiled by the Committee’s outside consultant, Mr. Wallace was awarded long-term incentive compensation in 2005 of 47,500 shares of restricted stock that vest one third after the fourth, sixth and eighth year after grant and options to purchase 29,500 shares that vest in annual increments over five years.
     The Chief Executive Officer also participated in the Deferred Compensation Plan and Executive Perquisite Program as discussed above.
Limitation on Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code denies a publicly held corporation a federal income tax deduction for the compensation of certain executive officers exceeding $1 million per year. “Performance based” compensation is not subject to the limitation on deductibility and the Committee strives to structure compensation so as to qualify for deductibility. The Committee will continue to monitor future deductibility options. However, the Committee will authorize compensation that may not be deductible when it deems it to be in the best interest of the Company and its stockholders.

Conclusion
     The Committee believes that the Company’s compensation policies and practices are appropriately designed to attract, retain and motivate key executives to guide the Company in the future and to produce results which will enhance the Company’s long-term prospects, thereby enriching shareholder values.

Ronald J. Gafford, Chairman	Jess T. Hay
Ronald W. Haddock	Diana S. Natalicio
Compensation Committee Interlocks and Insider Participation
     Craig J. Duchossois, Ronald J. Gafford, Ronald W. Haddock, Jess T. Hay and Diana S. Natalicio served on the Human Resources Committee during the last completed fiscal year. Mr. Duchossois resigned as a director on March 7, 2006. None of the members of the Human Resources Committee has ever served as an executive officer or employee of the Company or any of its subsidiaries. No member of the Human Resources Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Human Resources Committee. Mr. Hay’s son-in-law is employed by the Company, where his compensation exceeds $60,000 annually. In 2001, a subsidiary of Trinity merged with Thrall Car Manufacturing Company (“Thrall”) pursuant to a Merger Agreement with the sole stockholder of Thrall, Thrall Car Management Company (“TCMC”). Mr. Duchossois is a director, executive officer and has a pecuniary interest in TCMC by virtue of his direct or indirect equity ownership of TCMC. During 2005, TCMC paid Trinity $3,719,790 for warranty claims made pursuant to the Merger Agreement. Trinity has submitted additional warranty claims to TCMC pursuant to the Merger Agreement that are under review by TCMC. Pursuant to the terms of a registration rights agreement that was entered into as part of the Merger Agreement, during 2006 Trinity registered for sale 3,150,000 shares of common stock that were issued in connection with the Merger Agreement. Under terms of the Merger Agreement, TCMC is entitled to receive a performance payment from the Company of up to $45 million if certain industry related delivery targets are met. A payment was made in February of 2006 of $15,322,000 and it is projected that a substantial payment will be made in 2007.
Certain Other Relationships
     Mr. Patrick S. Wallace, brother of Mr. Timothy R. Wallace, is an officer of a subsidiary of the Company, where his compensation exceeds $60,000 a year. Mr. W. Ray Wallace, father of Timothy R. Wallace, is employed as an Advisory Director of the Company, with compensation exceeding $60,000 a year.

PERFORMANCE GRAPH
     The following graph shows a comparison of the five-year cumulative return (assuming reinvestment of any dividends) for the Company, the New York Stock Exchange Index and the Dow Jones Commercial Vehicles & Trucks Index. The source for the information contained in this table in respect to the return for the Company and for the Dow Jones Commercial Vehicles & Trucks Index is Dow Jones & Company, Inc. and, in respect to the New York Stock Exchange Index, is CoreData, Inc.

	2000	2001	2002	2003	2004	2005
Trinity Industries, Inc.	100	112	80	131	146	191
Dow Jones Commercial Vehicles & Trucks Index	100	108	104	171	209	228
New York Stock Exchange Index	100	91	74	96	109	118
ITEM 2 – RATIFICATION OF ERNST & YOUNG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006
     The Audit Committee has appointed Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006, subject to ratification by stockholders.
     Ernst & Young LLP, independent registered public accounting firm, or a predecessor of that firm, has been the auditors of the accounts of the Company each year since 1958. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the Annual Meeting or submitted to them in writing before the Annual Meeting.

Fees to Independent Registered Public Accounting Firm for Fiscal 2005 and 2004
Audit Fees
     The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory audits and Sarbanes-Oxley Section 404 work were $2,413,500 in fiscal 2005 and $2,300,000 in fiscal 2004.
Audit-Related Fees
     The aggregate fees billed for audit-related services rendered to the Company totaled $34,500 in fiscal 2005 and $265,500 in fiscal 2004. Audit-related services principally included accounting consultations, employee benefit plan audits and Sarbanes-Oxley consultations.
Tax Fees
     The aggregate fees billed for tax services, including tax compliance, tax advice and tax planning, totaled $0 for 2005 and $216,000 in 2004.
All Other Fees
     There were no fees for other services not included above.
     All audit related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.
     The Board of Directors recommends a vote FOR the ratification of its selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006.
Report of the Audit Committee
     The Audit Committee of the Board of Directors (the “Committee”) is a standing committee comprised of four independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the New York Stock Exchange. The Board of Directors has determined that each of the members of the Committee are “audit committee financial experts” as defined by applicable SEC rules. The Committee operates under a written charter adopted by the Board of Directors which was amended in 2003 in light of the Sarbanes-Oxley Act of 2002, rules and regulations adopted by the Securities and Exchange Commission and changes to New York Stock Exchange listing requirements. A copy of the Charter is available free of charge on our website under the heading “Investor Relations/Governance” or by writing to Trinity Industries, 2525 Stemmons Freeway, Dallas, Texas 75207 c/o Vice President and Corporate Secretary.
     The Committee annually selects the Company’s independent auditors. That recommendation is subject to ratification by the Company’s stockholders.
     Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in its Charter, the Committee’s responsibilities include the monitoring and oversight of these processes.
     Consistent with its Charter responsibilities, the Committee has met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to the Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2005 were prepared in accordance with U.S. generally accepted accounting principles. The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.
     The Company’s independent auditors have also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the Committee discussed with the independent auditors that firm’s independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditor’s independence.
     Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
Clifford J. Grum, Chairman
David W. Biegler
Barry J. Galt
Ronald W. Haddock
ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). These reports are also filed with the New York Stock Exchange and a copy of each report is furnished to the Company.
     Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on a review of reports furnished to it and written representations from reporting persons, each individual who was required to file such reports complied with the applicable filing requirements during 2005.
Stockholder Proposals for the 2007 Proxy Statement
     Stockholders’ proposals to be presented at the 2007 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than December 15, 2006. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.
Director Nominations or Other Business for Presentation at the 2007 Annual Meeting
     Under the Bylaws of the Company, certain procedures are provided which a stockholder must follow in order to place in nomination persons for election as directors at an annual meeting or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 15, 2007, but no earlier than February 13, 2007, for the 2007 Annual Meeting) to the Corporate Secretary of the Company containing the name and address of the stockholder, the number of shares of the Company beneficially owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person or person(s) (including their names) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board, and the consent of each nominee to serve. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.
     The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Secretary of the Company.
     See “Corporate Governance-Stockholder Nominations of Director Candidates” for the process for stockholders to follow to suggest a director candidate to the Corporate Governance and Directors Nominating Committee for nomination by the Board.
Proxy Solicitation Costs
     The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. Stockholders are urged to send in their proxies without delay. The Company has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of $8,500, plus reimbursement for out-of-pocket expenses. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with this solicitation, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.
Report on Form 10-K
     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Michael G. Fortado, Vice President and Corporate Secretary, Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207.
OTHER BUSINESS
     Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.
     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy in the enclosed business reply envelope.

By Order of the Board of Directors

MICHAEL G. FORTADO
Vice President and Corporate Secretary
April 14, 2006

APPENDIX A
TRINITY INDUSTRIES, INC.
CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE
To assist it in its determinations of director independence, the Board has established the following standards to apply when assessing the independence of a director and the materiality of a director’s relationship with the Company:
A.	A director will not be independent if, during the last three years:
•	The Company employed the director or employed any of his or her immediate family members as an executive officer.

•	The director received, or his or her immediate family member received, more than $100,000 during any twelve month period in direct compensation from the Company, other than (i) director and committee fees, (ii) pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (iii) compensation received by an immediate family member for service as a non-executive employee, or (iv) dividends paid on the Company’s equity securities.

•	The director or an immediate family member has been a partner or employee of a present or former internal or external auditor of the Company and personally worked on the Company’s audit during such time.

•	The director has been employed, or his or her immediate family member has been employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee.

•	The director has been an executive officer of a charity to which the Company has given directly, or indirectly through the provision of services, (i) more than the greater of $1 million per annum or 2% of the charitable organization’s annual gross revenues or (ii) more than 25% of the charitable organization’s annual gross revenues if such amount is less than $1 million.
B.	A director will not be independent if:
•	The director or his or her immediate family member is a current partner of a firm that is the Company’s internal or external auditor.

•	The director is a current employee of the Company’s internal or external auditor.

•	The director has an immediate family member who is a current employee of the Company’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.

•	The director is currently an executive officer or an employee, or his or her immediate family member is currently an executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of (i) $1 million, or (ii) 2% of such other company’s consolidated gross revenues.

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C.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:
•	If a director of the Company is currently an executive officer or an employee, or whose immediate family member is an executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, did not exceed the greater of (i) $1 million or (ii) 2% of such other company’s consolidated gross revenues.

•	If a director of the Company serves as an executive officer of a charitable organization and the Company’s contributions to the organization in any single fiscal year are less than (i) the greater of $1 million or 2% of that organization’s annual gross revenues or (ii) less than 25% of the charitable organization’s annual gross revenues if such amount is less than $1 million.

•	If a director has received, or his or her immediate family member has received, during any twelve month period in the last three years less than $100,000 in direct compensation from the Company, other than (i) director and committee fees, (ii) pensions or other forms of defined compensation for prior service (provided such compensation is not contingent in any way on continued service), (iii) compensation received by an immediate family member for service as a non-executive employee or (iv) dividends paid on the Company’s equity securities.
D.	For relationships not covered by Section C above, the determination of whether the relationship is material or not, and whether the director would be independent, shall be made by the directors who satisfy the New York Stock Exchange independence rules and the guidelines set forth in Sections A, B and C above.

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TRINITY INDUSTRIES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS — MAY 15, 2006
     The undersigned hereby appoints Timothy R. Wallace, Jess T. Hay and Michael G. Fortado and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed below the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 15, 2006 at 9:00 a.m. Central Daylight Saving Time, and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NAMED NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.
(Continued and to be marked, dated and signed on reverse side)

TRINITY INDUSTRIES, INC.
59 Maiden Lane
New York, NY 10038

THE DIRECTORS RECOMMEND VOTING FOR PROPOSALS 1 and 2.
(1) Election of eight (8) Directors:

FOR all nominees [ ] listed below	WITHHOLD AUTHORITY to vote [ ] for all nominees listed below.	EXCEPTIONS [ ]
    Nominees: Rhys J. Best, David W. Biegler, Ronald J. Gafford, Clifford J. Grum, Ronald W. Haddock, Jess T. Hay, Diana S. Natalicio and Timothy R. Wallace.
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and strike a line through that nominee’s name.)

(2)	To approve ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for fiscal year ending December 31, 2006.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
(3) In their discretion on such other matters as may properly come before the Meeting.

Change of Address Mark Here [ ]

Please sign exactly as your name appears on the proxy. If your stock is jointly owned, both parties must sign. Fiduciaries and representatives should so indicate when signing, and when more than one is named, a majority should sign. If signed by a corporation, its seal should be affixed.
                                                                                                                                   Dated:

                                                                                                         SIGNATURE

                                                                                                         SIGNATURE
                                                                                                                                   VOTES MUST BE INDICATED [       ]
                                                                                                                                   (x) in Black or Blue ink.
PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.